UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2006

American Real Estate Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9516	13-3398766
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, Suite 4700, New York, NY 10153
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 702-4300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Section 2 - Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 21, 2006, we completed the disposition of all of the issued and outstanding membership interests of NEG Oil & Gas LLC to Riata Energy, Inc., currently doing business as SandRidge Energy, Inc., or SandRidge, or the Transaction. The disposition was pursuant to a Purchase and Sale Agreement, dated November 21, 2006, among us, American Real Estate Holdings Limited Partnership, our 99% subsidiary, or AREH, our indirect subsidiaries, AREP Oil & Gas Holdings LLC, AREP O&G Holdings LLC and NEG Oil & Gas LLC, and SandRidge Holdings, Inc., as the purchaser, and solely for purposes of Article V, Article XII, Section 9.5 and Section 10.2 of the Purchase and Sale Agreement, SandRidge, the parent of the purchaser. The consideration consisted of $1.025 billion of cash, of which $10 million had previously been paid to us, and approximately 12.8 million shares of SandRidge common stock, and the repayment by the purchaser of $300 million of bank debt of NEG Oil & Gas. The purchase price is subject to certain adjustments for cash and net working capital.

In addition, on November 21, 2006, AREP O&G Holdings entered into a Shareholders Agreement among SandRidge and Certain Shareholders of SandRidge. The Shareholders Agreement, among other things, restricts the transfer of shares of SandRidge common stock by us, provides to us and the other shareholders party to the agreement demand and piggy back registration rights, provides for us to participate in certain sales of shares of SandRidge common stock by Riata Principals, as defined, and provides to us special limited preemptive rights with respect to certain sales of SandRidge equity securities to Riata Principals.

In connection with the Transaction, NEG Oil & Gas purchased from National Energy Group, Inc. its interest in NEG Holdings LLC, in accordance with the Agreement, dated as of October 25, 2006, by and among National Energy Group, NEG Oil & Gas and us.

SandRidge is a working interest owner and the operator of a majority of the Longfellow Ranch area oil and gas properties. Longfellow Ranch is the single largest oil and gas property owned by NEG Oil & Gas. NEG Oil & Gas was the holding company for all of AREP’s oil and gas investments.

This summary of the Purchase and Sale Agreement and the Shareholders Agreement is qualified in its entirety by reference to the full text of the agreements filed herewith as exhibits.

The pro forma financial information required to be filed pursuant to Items 2.01 and 9.01 is set forth below under Item 9.01.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(b)  Pro forma financial information

The pro forma financial information required to be filed pursuant to Items 2.01 and 9.01 of Form 8-K is attached hereto as Exhibit 99.1 and is incorporated by reference in this Item 9.01.

(d) Exhibits

Exhibit 10.1 - Purchase and Sale Agreement, dated November 21, 2006, by and among American Real Estate Partners, L.P., American Real Estate Holdings Limited Partnership, AREP Oil & Gas Holdings LLC, AREP O & G Holdings LLC, NEG Oil & Gas LLC and SandRidge Holdings, Inc. and solely for purposes of Article V, Article XII, Section 9.5 and Section 10.2, Riata Energy, Inc.

Exhibit 10.2 - Shareholders Agreement, dated November 21, 2006, among Riata Energy, Inc. and Certain Shareholders of Riata Energy, Inc.

Exhibit 99.1 - Pro Forma Financial Information

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REAL ESTATE PARTNERS, L.P. (Registrant)

By:	American Property Investors, Inc., its General Partner

By:	/s/ Hillel Moerman
Hillel Moerman Chief Financial Officer American Property Investors, Inc., the General Partner of American Real Estate Partners, L.P

Date: November 28, 2006